 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 2, 2017

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)
(480) 917-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 2, 2017, the Board of Directors (the “Board”) of Rogers Corporation (the “Company”) approved an increase in the size of the Board from seven to eight directors and appointed Jeffrey J. Owens to the Board. Mr. Owens will serve as a director until the next annual meeting of shareholders and thereafter until his successor is chosen and qualified. He has been appointed to the Audit and Nominating and Governance Committees of the Board. Mr. Owens most recently served as Executive Vice President and Chief Technology Officer of Delphi Automotive PLC (“Delphi”) until his retirement in March 2017. During his over 40-year career at Delphi, Mr. Owens served in a variety of technology, engineering and operating leadership roles and had international responsibilities. He recently served as Chairman of the Kettering University Board of Trustees and is currently a trustee. Mr. Owens has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

The Company’s compensatory arrangements for non-management directors are set forth in the “Director’s Compensation” section of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on March 22, 2017. Mr. Owens’ 2017 compensation will be prorated based on the date of his appointment to the Board. In addition, the Company and Mr. Owens have entered into the Company’s standard form of indemnification agreement for Company directors, which provides for indemnification and advancement of expenses to the fullest extent permitted by applicable law for certain liabilities that may arise by reason of Mr. Owens’ status or service as a director. The above description of the indemnification agreement is qualified in its entirety by the terms of the Form of Indemnification Agreement (Director Form), a copy of which was previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on December 14, 2004, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 3, 2017, the Company issued a press release announcing the appointment of Mr. Owens. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Description

10.1
Form of Indemnification Agreement (Director Form), previously filed as Exhibit 99.1 to the Company’s Current
Report on Form 8-K, filed on December 14, 2004 (File No. 001-04347), and incorporated herein by reference.

99.1	Press release, dated August 3, 2017, issued by Rogers Corporation.

 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

Date: August 3, 2017
/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, Corporate Development
General Counsel & Secretary